EXHIBIT 21.1





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                                SUBSIDIARIES OF
                       INFORMATION ANALYSIS INCORPORATED

                                                            Name under which
          Name                  State of Incorporation  Subsidiary Does Business

Allied Health & Information               VA                       N/A
Systems, Inc.

DHD Systems, Inc.                         VA                       N/A

International Software Services           VA                       N/A
Corporation




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